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WWW.USINTERACTIVE.COM                       NEWS RELEASE

                                             CONTACT:
                                             -------
                                             Shawn Southard
                                             Director, Investor Relations
                                             U.S. Interactive, Inc.
                                             610.382.8879
                                             InvestorRelations@usinteractive.com
For Immediate Release


               US INTERACTIVE FILES VOLUNTARY BANKRUPTCY PETITION

         Cupertino, CA - January 22, 2001 - U.S. Interactive, Inc. (Nasdaq:
USIT) and its wholly-owned subsidiary U.S. Interactive Corp. (Delaware), have filed voluntary petitions to reorganize the Companies under Chapter 11 of the Bankruptcy Code with the U.S. Bankruptcy Court of Delaware. While under the protection of the bankruptcy court, the Companies plan to operate the business from Cupertino, California and through subsidiaries in London and Munich.

         "The Company has given careful thought as to how best to protect the interests of our stakeholders, including our employees, customers, partners and creditors," said William C. Jennings, US Interactive Chairman. "We decided that Chapter 11 will provide the Company the greatest opportunity to address its financial and capital structure challenges in an orderly and comprehensive fashion for continued operation."

About U.S. Interactive, Inc.
         US Interactive(R) (Nasdaq: USIT) is an Internet professional services company that provides customer management solutions to the communications and financial services industries.

Forward Looking Statements
         Certain statements made in this press release are not historical facts but are "forward looking statements" and may involve risks and uncertainties which could cause actual future results to differ materially and adversely from those anticipated by such statements. For a discussion of these and other risk factors that could affect the Company's business, see the Company's Form 10-Q dated November 20, 2000.

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         The US Interactive name, design and e-Roadmap are registered service marks of U.S. Interactive, Inc. IVL Methodology, CAPTURE, and e2e Solution are service marks of U.S. Interactive, Inc. All other company names and products are trademarks of their respective companies.